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Investor Contact:	Ruth Ann Wisener Bunge Limited 636-292-3014 Ruthann.wisener@bunge.com

Bunge Announces External Volume Reporting Changes

St. Louis, MO – April 20, 2022 – Bunge Limited (NYSE:BG) announced today that, beginning in the first quarter of 2022, it changed its methodology for externally reported volumes to simplify and more closely align volume reporting with Bunge's primary income-generating activities and those of industry peers.
The primary change comprises the elimination of grains and oilseeds origination volumes. Volumes will now be reported as follows:
•Processing volumes represent oilseed volumes crushed (processed) during a period, which approximate sales volumes to third parties during the same period.
•Merchandising volumes represent sales volumes to third party customers.
•Refined and Specialty Oils segment volumes represent sales volumes to third party customers.
•Milling segment volumes represent feedstock ground (processed) during a period, which approximate sales volumes during the same period.

No volumes will be reported for either our Sugar and Bioenergy segment, which primarily comprises Bunge’s net earnings from its 50% interest in the BP Bunge Bioenergia joint venture, or for our Corporate and Other activities, which have no material revenue-generating activities.

In conjunction with this change, certain prior year amounts have been recast to conform to the new volumes reporting methodology. The new reporting methodology has no impact on previously issued financial statements and footnotes.
To illustrate the impact of the new volumes reporting methodology, volume information for the four 2021 fiscal quarters and fiscal year ended 2021 is presented below, both recast under the new reporting methodology and as originally presented under the previous methodology.

Externally reported volumes - as originally reported

	Year ended December 31, 2021
(in thousands of metric tons)	Q1	Q2	Q3	Q4	Total
Agribusiness	36,356	39,533	30,486	35,638	142,013
Processing	24,013	27,230	18,867	25,049	95,159
Merchandising	12,343	12,303	11,619	10,589	46,854

Refined and Specialty Oils	2,205	2,246	2,390	2,361	9,202

Milling Products	1,739	1,508	1,542	2,400	7,189

Externally reported volumes - as recast under new methodology

	Year ended December 31, 2021
(in thousands of metric tons)	Q1	Q2	Q3	Q4	Total
Agribusiness	21,644	21,649	19,535	21,129	83,957
Processing	11,116	12,333	10,867	12,066	46,382
Merchandising	10,528	9,316	8,668	9,063	37,575

Refined and Specialty Oils	2,177	2,242	2,383	2,353	9,155

Milling Products	1,041	1,120	1,190	1,158	4,509

About Bunge Limited

At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. With more than two centuries of experience, unmatched global scale and deeply rooted relationships, we work to put quality food on the table, increase sustainability where we operate, strengthen global food security, and help communities prosper. As the world’s leader in oilseed processing and a leading producer and supplier of specialty plant-based oils and fats, we value our partnerships with farmers to improve the productivity and environmental efficiency of agriculture across our value chains and to bring quality products from where they’re grown to where they’re consumed. At the same time, we collaborate with our customers to create and reimagine the future of food, developing tailored and innovative solutions to meet evolving dietary needs and trends in every part of the world. Our Company is headquartered in St. Louis, Missouri, and we have almost 23,000 dedicated employees working across approximately 300 facilities located in more than 40 countries.
Website Information

We routinely post important information for investors on our website, www.bunge.com, in the "Investors" section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Cautionary Statement Concerning Forward-Looking Statements

This Bunge press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could cause actual results to differ from these forward-looking statements: the impacts of the COVID-19 pandemic and other potential pandemic outbreaks; the effect of weather conditions and the impact of crop and animal disease on our business; the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; changes in governmental policies and laws affecting our business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation; the impact of seasonality; the impact of government policies and regulations; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effectiveness of our capital allocation plans, funding needs and financing sources; the effectiveness of our risk management strategies; operational risks, including industrial accidents, natural disasters and cybersecurity incidents; changes in foreign exchange policy or rates; the impact of our dependence on third parties; our ability to attract and retain executive management and key personnel;

other factors affecting our business generally; and the risks and uncertainties described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Regarding Forward Looking Statements” in our most recently filed Annual Report on Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.